Exhibit 99
Accenture Announces Leadership Appointments

NEW YORK; July 27, 2023 – Accenture (NYSE: ACN) today announced the following leadership appointments, effective September 1, 2023:

•Manish Sharma, Accenture’s Chief Operating Officer, will become Chief Executive Officer – North America. Sharma succeeds Jimmy Etheredge, who is retiring after an outstanding nearly-38-year career with Accenture. Etheredge will step down as of August 31 and become an advisor for a transition period.
•John Walsh, Accenture’s Chief Strategic Accounts & Global Sales Officer, will become Accenture’s Chief Operating Officer.
•Steve Ferneyhough, Accenture’s Lead – Sales, Europe, will become Chief Strategic Accounts & Global Sales Officer.
•Paul Daugherty, Accenture’s Group Chief Executive – Technology & Chief Technology Officer, will become Chief Technology & Innovation Officer.
•Karthik Narain, Accenture’s Lead – Accenture Cloud First, Data & AI, will become Group Chief Executive – Technology.

In their new roles, Sharma, Walsh, Ferneyhough, Daugherty and Narain will serve as members of Accenture’s Global Management Committee.

As Chief Executive Officer – North America, Sharma will be responsible for Accenture’s largest geographic market, which generated $29B in revenues in FY22, and will be responsible for delivering on the promise of technology and human ingenuity for Accenture’s clients, people, shareholders, partners and communities.

Sharma, who joined Accenture in 1995 in its strategy practice, currently serves as the company’s Chief Operating Officer, and before that, was Group Chief Executive – Operations, for which North America was the largest market. He has a proven track record of creating business value for global clients, enabled by tech, data and AI, and has personally engaged with some of the company’s largest clients, including many in North America.

Sharma also led the development of the company’s SynOps platform, which digitizes and transforms critical enterprise functions, from finance and accounting to marketing and sales to supply chain.

“Manish has worked around the globe and across industries to help clients reinvent to create new value, enabled by technology, data and AI,” said Julie Sweet, Chair and CEO, Accenture. “And in his roles as our COO and as the Group Chief Executive – Operations, he has personally helped lead significant parts of Accenture’s own reinvention. He is committed to our people and to helping our clients and Accenture excel at this time of exponential change.”

Etheredge has served as Chief Executive Officer – North America since 2019, helping to steer the organization and its clients through the pandemic while positioning Accenture as a leader in enterprise reinvention.

“As CEO of North America, Jimmy achieved the greatest expansion of North America in our history by creating value for our clients as their reinvention partner of choice,” said Sweet. “Throughout, Jimmy has been focused on our people, including diversity, mental health and creating more opportunities. I am incredibly grateful for our close partnership over the years and for Jimmy’s dedication to Accenture, our clients and our people. Jimmy is a true steward of Accenture and we wish him the best.”

John Walsh, who is Accenture’s Chief Strategic Accounts & Global Sales Officer, will become Accenture’s Chief Operating Officer. In his new role, Walsh will be responsible for leading the company’s business operations, executing Accenture’s business strategy, and chairing the Capital Committee & Corporate Investment Committee to execute on the company’s growth strategy, protect its infrastructure and ensure operational excellence, which includes the ongoing digital transformation of Accenture.

In his current role, Walsh led the creation of a world-class tech-, data- and AI-enabled global sales organization, combining a growth mindset with operational rigor, and has worked side by side with client teams as an executive sponsor for many of the company’s most significant clients. Walsh brings deep knowledge of and experience in technology and how technology creates business value through his prior leadership of Accenture’s Communications, Media & Technology business.

“John brings a deep understanding of our clients, a track record of operational rigor and tech-enabled transformation, and a strong background in technology and our partner ecosystem,” said Sweet. “John will continue to help ensure we are delivering 360-degree value to our clients consistently around the world while helping us be our own best credential of a tech-, data- and AI-enabled organization that is safe and resilient.”

Steve Ferneyhough, Accenture’s Lead – Sales, Europe, will become Chief Strategic Accounts & Global Sales Officer. In his new role, Ferneyhough will build on the strong foundation of the company’s world-class global sales organization, continuing to drive growth and meet the needs of our clients. In his current role, Ferneyhough delivers large-scale transformational partnerships, industry-based solutions and campaigns that deliver value for our clients across Europe.

“Steve brings deep global sales experience to this critical role,” said Sweet. “Through his 33-year career, Steve has helped shape and deliver digital transformations for clients in virtually every industry around the world, and he will continue to drive innovation in how we meet our clients’ most important needs.”

Technology and Innovation Leadership Changes

In order to capture, even faster, the opportunities from the ongoing exponential changes in technology—including generative AI—and accelerate innovation across its clients, the company also announced the appointments of Paul Daugherty and Karthik Narain to new leadership roles, effective September 1, 2023.

Daugherty, who is currently Accenture’s Group Chief Executive – Technology & Chief Technology Officer, will become Chief Technology & Innovation Officer. This new role will focus on defining and executing the company’s technology strategy and accelerating innovation capabilities at a time when clients need more innovation than ever before.

Over the last four years, Daugherty has led Accenture Technology through its highest growth in Accenture history. He is a visionary technologist who has led the development of the annual Accenture Technology Vision report for more than a decade. He has co-authored two highly acclaimed books on AI: Human + Machine: Reimagining Work in the Age of AI (Harvard Business Review Press, 2018), a management playbook for the business of artificial intelligence, and Radically Human: How New Technology is Transforming Business and Shaping Our Future (Harvard Business Review Press, 2022).

“For our clients, all strategies continue to lead to technology, particularly cloud, data, AI and security,” said Sweet. “Paul has delivered immense value helping to build the digital cores of our clients and the highest growth in our history. As a recognized, iconic leader in the marketplace with deep relationships across the ecosystem, the impact Paul can have in bringing that depth of experience to focus on the future waves of growth and to accelerate innovation for our clients is immense.”

Narain, who is Accenture’s Lead – Accenture Cloud First, Data & AI, will become Group Chief Executive – Technology and will lead Accenture’s Technology service, which includes Cloud First, Data & AI, enterprise and industry platforms, Security, and ecosystem and advanced technology centers. In his current role, he has helped clients move, shape and operate their businesses in the cloud and unlock the power of data and AI. Since the formation of Cloud First in 2020, cloud has become one of Accenture’s top growth drivers, and the company has nearly tripled the number of cloud-certified employees under Narain’s leadership. Narain joined Accenture in 2015 and led Technology for its Communications Media and Technology industry segment and Technology in North America. Over his 24-year career he has led many strategic and innovative programs across a variety of industry sectors, including Financial Services, High Tech and Software and Platforms.

“Karthik’s experience leading Cloud First and his track record of more than two decades of deep technology experience makes him an ideal fit for his new role,” said Sweet. “He brings strong C-suite relationships across our clients and ecosystem partners, helping them to use tech, data and AI to reinvent their businesses.”

Forward-Looking Statements
Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “aspires,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “goal,” “target” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance nor promises that goals or targets will be met, and involve a number of risks, uncertainties and other factors that are difficult to predict and could cause actual results to differ materially from those expressed or implied. These risks include, without limitation, risks that: Accenture’s results of operations have been, and may in the future be, adversely affected by volatile, negative or uncertain economic and political conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; Accenture’s business depends on generating and maintaining client demand for the company’s services and solutions including through the adaptation and expansion of its services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the evolving technological environment could materially affect the company’s results of operations; if Accenture is unable to match people and their skills with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; Accenture faces legal, reputational and financial risks from any failure to protect client and/or company data from security incidents or cyberattacks; the markets in which Accenture operates are highly competitive, and Accenture might not be able to compete effectively; Accenture’s ability to attract and retain business and employees may depend on its reputation in the marketplace; Accenture’s environmental, social and governance (ESG) commitments and disclosures may expose it to reputational risks and legal liability; if Accenture does not successfully manage and develop its relationships with key ecosystem partners or fails to anticipate and establish new alliances in new technologies, the company’s results of operations could be adversely affected; Accenture’s profitability could materially suffer if the company is unable to obtain favorable pricing for its services and solutions, if the company is unable to remain competitive, if its cost-management strategies are unsuccessful or if it experiences delivery inefficiencies or fail to satisfy certain agreed-upon targets or specific service levels; changes in Accenture’s level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on the company’s effective tax rate, results of operations, cash flows and financial condition; Accenture’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; changes to accounting standards or in the estimates and assumptions Accenture makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; as a result of Accenture’s geographically diverse operations and strategy to continue to grow in key markets around the world, the company is more susceptible to certain risks; if Accenture is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; Accenture might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses; Accenture’s business could be materially adversely affected if the company incurs legal liability; Accenture’s global operations expose the company to numerous and sometimes conflicting legal and regulatory requirements; Accenture’s work with government clients exposes the company to additional risks inherent in the government contracting environment; if Accenture is unable to protect or enforce its intellectual property rights or if Accenture’s services or solutions infringe upon the intellectual property rights of others or the company loses its ability to utilize the intellectual property of others, its business could be adversely affected; Accenture may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent Annual Report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. In addition, the timing and amount of costs related to Accenture’s business optimization actions and the nature and extent of benefits realized from such actions are subject to uncertainties and other factors, including local country consultation processes and regulations, and may differ from its current expectations and estimates. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

About Accenture
Accenture is a leading global professional services company that helps the world’s leading businesses, governments and other organizations build their digital core, optimize their operations, accelerate revenue growth and enhance citizen services—creating tangible value at speed and scale. We are a talent and innovation led company with 732,000 people serving clients in more than 120 countries. Technology is at the core of change today, and we are one of the world’s leaders in helping drive that change, with strong ecosystem relationships. We combine our strength in technology with unmatched industry experience, functional expertise and global delivery capability. We are uniquely able to deliver tangible outcomes because of our broad range of services, solutions and assets across Strategy & Consulting, Technology, Operations, Industry X and Accenture Song. These capabilities, together with our culture of shared success and commitment to creating 360° value, enable us to help our clients succeed and build trusted, lasting relationships. We measure our success by the 360° value we create for our clients, each other, our shareholders, partners and communities. Visit us at www.accenture.com.
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Contact:

Rachel Frey
+1 917 452 4421
rachel.frey@accenture.com